Form 3 Joint Filer Information

Name:	Frazier Healthcare V, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101
Designated Filer:	Frazier Healthcare V, LP
Issuer & Ticker Symbol	Cadence Pharmaceuticals Inc. (CADX)
Date of Event Requiring Statement:	February 20, 2008

Frazier Healthcare V, LP By: FHM V, LP, its General Partner By: FHM V, LLC its General Partner

By:	/s/ Thomas S. Hodge
Thomas S. Hodge, Chief Operating Officer

Name:	FHM V, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101
Designated Filer:	Frazier Healthcare V, LP
Issuer & Ticker Symbol	Cadence Pharmaceuticals Inc. (CADX)
Date of Event Requiring Statement:	February 20, 2008

FHM V, LP By: FHM V, LLC, its General Partner

By:	/s/ Thomas S. Hodge
Thomas S. Hodge, Chief Operating Officer

Name:	FHM V, LLC
Address:	601 Union Street, Suite 3200
Seattle, WA 98101
Designated Filer:	Frazier Healthcare V, LP
Issuer & Ticker Symbol	Cadence Pharmaceuticals Inc. (CADX)
Date of Event Requiring Statement:	February 20, 2008

FHM V, LLC

By:	/s/ Thomas S. Hodge
Thomas S. Hodge, Chief Operating Officer